[Shearman & Sterling Letterhead]


                                January 24, 1997
Morgan Stanley Group Inc.
1585 Broadway
New York, NY 10036

                           Morgan Stanley Group Inc.
                       Global Medium-Term Notes, Series C
                             Global Units, Series C
                       ----------------------------------

Ladies and Gentlemen:

          We have acted as special tax counsel to Morgan Stanley Group Inc.
(the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Prospectus Supplement dated January 24, 1997 relating to a Prospectus dated January 24, 1997 contained in the Company's Registration Statement on Form S-3 (Registration Statement No. 333-18005) (the "Registration Statement").

          We are of the opinion that the statements set forth under the caption "United States Federal Taxation" in the Prospectus Supplement dated January 24, 1997 relating to the Prospectus dated January 24, 1997 and under the caption "Limitations on Issuance of Bearer Debt Securities and Bearer Debt Warrants" in the Prospectus dated January 24, 1997, contained in the Registration Statement, insofar as such statements relate to statements of law or legal conclusions under the laws of the United States or matters of United States law, fairly present the information called for and fairly summarize the matters referred to therein.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Shearman & Sterling


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